UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Hudson Yards, Floor 37 New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2018, Intercept Pharmaceuticals, Inc. (the “Company”) and Sumitomo Dainippon Pharma Co., Ltd. (“Sumitomo Dainippon”) entered into Amendment No. 3 (the “Amendment”) to that certain License Agreement dated as of March 29, 2011 between the Company and Sumitomo Dainippon (as amended by amendment No. 1 dated as of June 8, 2011 and amendment No. 2 dated as of September 16, 2011, collectively (the “Agreement”)).

Under the Agreement the Company granted Sumitomo Dainippon an exclusive license to research, develop and commercialize obeticholic acid (“OCA”) as a therapeutic for the treatment of PBC and NASH in Korea, Japan and China (excluding Taiwan) (collectively, the “Licensed Territories”). In addition, the Company granted Sumitomo Dainippon an option to research, develop and commercialize OCA in certain countries outside of the Licensed Territories (the “Country Option”).

Under the Amendment, Sumitomo Dainippon agreed to return the rights to develop and commercialize OCA in Japan and Korea and the Company agreed to forego any further milestone or royalty payments relating to the development and commercialization of OCA in such countries. In addition, Sumitomo Dainippon waived its rights to the Country Option and the parties adjusted certain milestone payment obligations with respect to the development and commercialization of OCA. The parties also agreed that if certain clinical development milestones in China are not met by December 31, 2020, Sumitomo Dainippon may choose either to pay the Company a milestone payment or terminate the Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the document to be filed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: February 16, 2018	/s/ Ryan T. Sullivan
Ryan T. Sullivan General Counsel